SEDA TERMINATION REQUEST

ATTN:	Michael Holland
YA Global Investment

To Whom It May Concern,

As per Section 10.02 of the SEDA agreement executed between YA Global Investments LP. (the ‘Investor’) and Power of the Dream Ventures, Inc. (the ‘Company’) as President & CEO of the Company I hereby give fifteen (15) trading days prior written notice of our intention to  terminate said agreement and its associated ‘Registration Rights Agreement’ and ‘Warrant’ with YA Global Investments LP.

Dated September 24, 2010

Best regards,

/s/ Viktor Rozsnyay
Viktor Rozsnyay
President & CEO
Power of the Dream Ventures, Inc.